Exhibit 99.5

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

[FORM OF PRELIMINARY PROSPECTUS SUPPLEMENT TO BE USED IN

CONJUNCTION WITH FUTURE RIGHTS OFFERINGS](1)

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated                 , 20    )

Up to                    Shares

Alcentra Capital Corporation

Common Stock

Issuable Upon

Exercise of Rights

We are a specialty finance company that operates as a non-diversified, closed-end management investment company. Our investment objective is to generate both current income and capital appreciation primarily by making direct investments in lower middle-market companies in the form of subordinated debt and, to a lesser extent, senior debt and minority equity investments. We have elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940. We intend to elect to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. We are an ‘‘emerging growth company’’ under the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements. We are externally managed by our investment adviser, Alcentra NY, LLC, which is registered as an investment adviser with the Securities and Exchange Commission, or the SEC. Alcentra NY provides the administrative services necessary for us to operate. We have limited experience operating as a BDC or a RIC, and Alcentra NY has limited experience serving as an investment adviser to a BDC and a RIC.

We are issuing [transferable/non-transferable] rights to our shareholders of record, or record date shareholders, as of      p.m., New York City time, on     , 20 , or the record date. The rights entitle holders of rights, or rights holders, to subscribe for an aggregate of up to      shares of our common stock. Record date shareholders will receive     right(s) for each share of common stock owned on the record date. The rights entitle the holder to purchase     new share(s) of common stock for every    rights held, which we refer to as the basic subscription right[, and record date shareholders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and pro-rata allocation, for additional shares that remain unsubscribed as a result of any unexercised rights.] [In addition, any non-record date shareholder who exercises rights will be entitled to subscribe, subject to certain limitations and pro-rata allocation, for any remaining shares that are not otherwise subscribed for by record date shareholders.]

The subscription price per share will be [describe means of computing subscription price]. Because the subscription price will be determined on the expiration date, shareholders who elect to exercise their rights will not know the subscription price per share at the time they exercise such rights. The rights will expire if they are not exercised by     p.m., New York City time, on     , 20 , the expiration date of this offering, unless extended. We, in our sole discretion, may extend the period for exercising the rights. You will have no right to rescind your subscription after receipt of your payment of the estimated subscription price or a notice of guaranteed delivery except as described in this prospectus supplement or accompanying prospectus.

(1) In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear in any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

This offering will dilute the ownership interest and voting power of our common stock owned by shareholders who do not fully exercise their subscription rights. Shareholders who do not fully exercise their subscription rights should expect, upon completion of the offering, to own a smaller proportional interest in us than before the offering. Further, if the net proceeds per share from the offering are at a discount to our net asset value per share, this offering will reduce our net asset value per share.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ABDC.” On            , the last reported sales price on the NASDAQ Global Select Market for our common stock was $       per share. We are required to determine the net asset value per share of our common stock on a quarterly basis. Our net asset value per share of our common stock as of        was $    .

Please read this prospectus supplement and the accompanying prospectus before investing and keep it for future reference. It contains important information about us that a prospective investor ought to know before investing in our securities. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. The information is available free of charge by contacting us at 200 Park Avenue, 7th Floor, New York, New York 10166, or by telephone at (212) 922-8240 or on our website at www.alcentracapital.com. The Securities and Exchange Commission, or the SEC, maintains a website at www.sec.gov where such information is available without charge. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be part of this prospectus supplement.

An investment in our Common Stock is subject to risks and involves a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. For example, substantially all of the securities we invest in are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as ‘‘high yield’’ and ‘‘junk,’’ have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, a substantial amount of our investment portfolio will consist of debt investments for which issuers will not be required to make principal payments until the maturity of the loans, which will result in a substantial loss to us if such issuers are unable to refinance or repay their debt at maturity. A substantial amount of our subordinated debt and preferred equity investments pay payment-in-kind interest, which potentially creates negative amortization on a loan, resulting in an increase in the amounts that our portfolio companies will ultimately be required to pay us. Further, a material amount of our debt and preferred equity investments have interest reset provisions, which may make it more difficult for the borrowers to make debt repayments to us. Before making an investment in our Notes you should read the discussion in “Risk Factors” in the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(4)
Estimated subscription price(1)	$	$
Sales Load (Underwriting Discounts and Commissions)(2)(3)	$	$
Proceeds to us (before expenses)(1)(3)	$	$

(1) Estimated on the basis of [describe means of computing subscription price]. See “The Offer—Subscription Price.”.

(2) [In connection with this offering, , the dealer manager for this offering, will receive a fee for its financial advisory, marketing and soliciting services equal to % of the subscription price per share for each share issued pursuant to the exercise of rights[, including pursuant to the over-subscription privilege.]

(3) We estimate that we will incur offering expenses of approximately $ in connection with this offering. We estimate that net proceeds to us after expenses will be $ assuming all of the rights are exercised at the estimated subscription price.

(4) Assumes all rights are exercised at the estimated subscription price.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

PROSPECTUS SUMMARY
THE OFFERING
FEES AND EXPENSES
SELECTED FINANCIAL AND OTHER DATA
SELECTED QUARTERLY DATA
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
RATIOS OF EARNINGS TO FIXED CHARGES
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
PORTFOLIO COMPANIES
SENIOR SECURITIES
MANAGEMENT
PORTFOLIO MANAGEMENT
MANAGEMENT AGREEMENTS
RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF OUR PREFERRED STOCK
DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
DESCRIPTION OF OUR WARRANTS
DESCRIPTION OF OUR DEBT SECURITIES
DESCRIPTION OF OUR UNITS
PLAN OF DISTRIBUTION
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
REGULATION
CUSTODIAN, TRANSFER AGENT AND REGISTRAR
BROKERAGE ALLOCATION AND OTHER PRACTICES
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AVAILABLE INFORMATION
INDEX TO FINANCIAL STATEMENTS

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different information from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus supplement and the accompanying prospectus is complete and accurate only as of their respective dates, regardless of the time of their delivery or sale of our common stock. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information different from or additional to the information in that prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of [transferable/non-transferable] rights to our shareholders of record and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. Please carefully read this prospectus supplement and the accompanying prospectus together with any exhibits and the additional information described under “Available Information” before you make an investment decision..

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read the more detailed information set forth under ‘‘Risk Factors’’ and the other information included in this prospectus carefully.

Except as otherwise indicated, the terms: ‘‘we,’’ ‘‘us,’’ ‘‘our’’ ‘‘Alcentra Capital’’ and the ‘‘Company’’ refer to Alcentra Capital Corporation; our ‘‘Adviser’’ or ‘‘Alcentra NY’’ refers to our investment adviser, Alcentra NY, LLC.

Alcentra Capital Corporation

We are a specialty finance company that operates as a non-diversified, closed-end management investment company. We have elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, which we refer to as the 1940 Act. In addition, commencing with our tax year ending December 31, 2014, we intend to elect for U.S. federal income tax purposes to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

We provide customized debt and equity financing solutions to lower middle-market companies, which we define as companies having annual earnings, before interest, taxes, depreciation and amortization, or EBITDA, of between $5 million and $15 million, and/or revenues of between $10 million and $100 million, although we may selectively make investments in larger or smaller companies. Our investments typically range in size from $5 million to $15 million.

Our Adviser has a history of investing in companies that seek capital to use for growth initiatives, change in ownership in leveraged buyouts or a generational change of ownership, or what we refer to as Growth Companies. We define a Growth Company as a company that has experienced growth of at least two to three times the rate of gross domestic product, or GDP or have a catalyst to achieve that type of growth. It has been the experience of our Adviser’s investment team that Growth Companies typically incur less leverage than larger companies in order to maintain the financial flexibility to continue to invest in the growth of their businesses. In the experience of our Adviser’s investment team, our targeted industry sectors tend to have a greater proportion of Growth Companies and therefore offer greater investment opportunities to pursue. Our targeted industry sectors are: healthcare and pharmaceutical services; defense, aerospace, homeland security and government services; business and outsourced services; and energy services. We may also make investments in portfolio companies that do not possess these characteristics or are outside of these industry sectors.

Our investment activities are managed by our Adviser pursuant to the terms of an investment advisory and management agreement, which we refer to as the Investment Advisory Agreement. We expect to source investments primarily through the extensive network of relationships that the principals of our Adviser have developed with financial sponsor firms, financial institutions, middle-market companies, management teams and other professional intermediaries.

On May 14, 2014, we completed our initial public offering or IPO, at a price of $15.00 per share. Through our IPO we sold 6,666,666 shares for gross proceeds of approximately $100,000,000. On June 6, 2014, we sold 750,000 shares through the underwriters’ exercise of the overallotment option for gross proceeds of $11,250,000.

On April 15, 2015, we completed a $40 million offering of unsecured notes (the ‘‘InterNotes’’) which commenced on January 29, 2015. The InterNotes_ bear interest at a rate of 6.5% and 6.375% payable semi-annually and have maturities ranging from five to seven years. The net proceeds of $39.2 million were used to reduce the outstanding borrowings on the Credit Facility.

Formation Transactions

On May 8, 2014, we purchased a portfolio of approximately $155.9 million in debt and equity investments which consisted of all of the investment assets of BNY Mellon-Alcentra Mezzanine III, L.P., which we refer to as Fund III, except for its equity investment and warrants in GTT Communications. We refer collectively to the portfolio investments that we acquired from Fund III as the Fund III Acquired Assets. We purchased the Fund III Acquired Assets from Fund III for $64.3 million in cash and $91.5 million in shares of our common stock . Concurrent with our acquisition of the Fund III Acquired Assets, we also purchased approximately $29 million of debt and equity investments held by BNY Alcentra Group Holdings, Inc., which we refer to as the Alcentra Group, for $29 million in cash.

S-2

Portfolio Composition

We originate and invest primarily in middle-market companies (typically those with $5.0 million to $15.0 million of EBITDA) through first lien, second lien, unitranche and mezzanine debt financing, often times with a corresponding equity investment.

As of June 30, 2015, we had $285.2 million (at fair value) invested in 29 portfolio companies. Our portfolio included approximately 34% of first lien debt, 19.8% of second lien debt, 25.7% of mezzanine debt and 20.5% of equity investments at fair value. Going forward we intend to reduce our equity allocation to approximately 10 − 15% of our portfolio investments. At June 30, 2015, our average portfolio company investment at amortized cost and fair value was approximately $9.6 million and $9.8 million, respectively, and our largest portfolio company investment by amortized cost and fair value was approximately $16.6 million and $18.3 million, respectively. At June 30, 2015, 46% of our debt investments bore interest based on floating rates (subject to interest rate floors), such as LIBOR, and 54% bore interest at fixed rates. We intend to continue to re-balance our portfolio going forward with more investments that are floating rate loans.

The weighted average yield on all of our debt investments as of June 30, 2015 was approximately 12.1%. The weighted average yield of our debt investments is not the same as a return on investment for our stockholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of our subsidiary fees and expenses. The weighted average yield was computed using the effective interest rates for all of our debt investments, which represents the interest rate on our debt investment restated as an interest rate payable annually in arrears and is computed including cash and payment in kind, or PIK interest, as well as accretion of original issue discount. As a result, the weighted average yield figure set forth above does not represent the cash interest payments we received on our debt investments during the period noted above. In this regard, the weighted average cash yield on all of our debt investments as of June 30, 2015 was approximately 10.5%. These yields do not include the dividends, including PIK dividends, received on our preferred equity investments. PIK dividends on preferred equity functions in much the same way as PIK interest on debt investments in that it is paid in the form of additional preferred securities and not cash. There can be no assurance that the weighted average yield and the weighted average cash yield will remain at their current levels.

The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies are not rated by any rating agency. If such investments were rated, we believe that they would likely receive a below-investment grade rating from a nationally recognized statistical rating organization, which is often referred to as ‘‘high-yield’’ or ‘‘junk.’’ Exposure to below-investment grade securities involves certain risks, and those securities are viewed as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, a substantial portion of our investment portfolio consists of debt investments for which issuers are not required to make principal payments until the maturity of the loans, which may result in a substantial loss to us if such issuers are unable to refinance or repay their debt at maturity. As of June 30, 2015, approximately 21.2% of the income we received from our portfolio companies was in the form of non-cash income, such as contractual pay-in-kind, or PIK, interest. Since PIK interest involves us recognizing income without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement applicable to RICs. Our failure to meet the annual distribution requirements could reduce the amounts available for distributions. In addition, the PIK feature of our subordinated debt and preferred equity investments increases our credit risk exposure over the life of the investments given that it increases the amounts that our portfolio companies will ultimately be required to pay us. Furthermore, we have not previously been required to manage our portfolio in accordance with the RIC asset diversification requirements. See ‘‘Risk Factors — If we are unable to meet the RIC asset diversification requirements, we may fail to qualify as a RIC’’ and ‘‘— PIK interest payments we receive increase our assets under management and, as a result, increases the amount of base management fees and incentive fees payable by us to our Adviser’’.

Organizational Structure

The following chart shows the ownership structure and various entities affiliated with us and our Adviser.

S-3

(1)	For tax purposes, certain of our equity investments purchased are held by a wholly-owned subsidiary of ours.

Our Adviser

Our investment activities are managed by Alcentra NY, our investment adviser. Alcentra NY is the U.S. subsidiary of Alcentra Group, an asset management platform focused on below-investment grade credit, often referred to as ‘‘high-yield’’ or ‘‘junk.’’ Alcentra Group has offices in London, Dusseldorf, Singapore, New York and Boston and manages more than 75 investment vehicles and accounts totaling more than $23 billion in assets. The Alcentra Mezzanine professionals of our Adviser have worked together for more than 8 years and as of June 30, 2015 have invested more than $500 million in lower middle-market companies. Alcentra Mezzanine combines significant credit analysis, structuring capability and transactional experience within the larger credit investment platform of Alcentra Group.

Our Adviser is responsible for sourcing investment opportunities, conducting industry research, performing diligence on potential investments, structuring our investments and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.

Our Adviser’s investment team is led by Paul J. Echausse, our President and Chief Executive Officer, and David Scopelliti, our Senior Vice President. Mr. Echausse was a founding member of Alcentra Mezzanine in 1998 through the investment of subordinated debt investments on the Bank of New York platform. Our Investment Committee is comprised of Paul J. Echausse, our President and Chief Executive Officer, Paul Hatfield, Chairman of our board of directors, Kevin Bannon, David Scopelliti, our Senior Vice President and Ellida McMillan, our Chief Accounting Officer. Members of our Investment Committee together with other investment professional of our Adviser, collectively have more than 60 years of such experience investing and lending across changing market cycles. As of June 30, 2015, the investment professionals of our Adviser have invested more than $500 million in debt and equity securities of primarily lower middle-market companies.

Our Adviser combines significant credit analysis, structuring capability and transaction experience within the larger credit investment platform of the Alcentra Group. See ‘‘Business — Alcentra Group and BNY Mellon.’’

We have entered into the Investment Advisory Agreement with our Adviser pursuant to which we pay a base management fee and incentive fees to our Adviser for its services under the agreement. See ‘‘Management Agreements — Investment Advisory Agreement — Management Fees.’’ Our Adviser has agreed to waive its fees (base management and incentive fee), without recourse against or reimbursement by us, for the remainder of the quarter in which the IPO was completed and the subsequent four quarters to the extent required in order for us to earn a quarterly net investment income to maintain a targeted dividend payment on shares of common stock outstanding on the relevant dividend payment dates of 9.0% (to be paid on a quarterly basis).

Our Administrator

We have entered into a fund administration and accounting agreement, or the Administration Agreement, with State Street Bank and Trust Company, pursuant to which State Street provides us with financial reporting, post-trade compliance, and treasury services. Pursuant to the Administration Agreement, we pay a fixed annual fee, paid in monthly installments in arrears, along with additional fees and expenses as incurred each month. See ‘‘Management Agreements — Administration Agreement.’’

S-4

Alcentra Mezzanine

Alcentra Mezzanine, a division of Alcentra NY, has sponsored three private investment funds that focus on subordinated debt and equity investments in middle market companies, each of which is managed by Alcentra NY. Fund III, the last of the private investment funds, was formed in 2010 and is owned by institutional, family office and private wealth investors.

Alcentra Mezzanine combines significant credit analysis, structuring capability and transactional experience within the larger credit investment platform of the Alcentra Group.

Alcentra Group and BNY Mellon

The Alcentra Group was formed in 2002 through the merger of two asset management divisions from Barclays Bank Plc in the United Kingdom and Imperial Credit Industries, Inc. In January 2006, Alcentra Group was purchased by BNY Mellon. As a wholly-owned subsidiary of Bank of New York Mellon Corporation, which we refer to as BNY Mellon, the Alcentra Group manages approximately $25 billion in below-investment grade debt assets across more than 75 investment vehicles and funds. The Alcentra Group collectively employed 125 investment professionals as of June 30, 2015. Alcentra Group is the specialist below-investment grade debt manager within BNY Mellon’s group of asset management boutiques.

BNY Mellon is one of the largest bank holding companies in the U.S. with a market capitalization of approximately $46.4 billion and is also one of the largest securities servicing organizations with $28.6 trillion of assets under custody and administration and boasts a global platform across 35 countries as of June 30, 2015. BNY Mellon is a substantial player in asset management with approximately $1.7 trillion of assets under management as of June 30, 2015.

BNY Mellon also maintains a substantial ‘‘Wealth Management’’ business that provides investment advisory services to high net worth individuals, families and family offices. As of June 30, 2015, BNY Mellon’s Wealth Management business has 41 offices, many of which are in major metropolitan cities throughout the country, and manages more than $201 billion on behalf of their clients. BNY Mellon’s Wealth Management group interacts regularly with privately owned businesses and the family owners thereof. The Alcentra Mezzanine team maintains an active calling program on these offices as a source of deal flow and deal referrals. We utilize our access to the BNY Wealth Management platform as an important component of our network of relationships in sourcing investment opportunities.

Credit Facility

In connection with the IPO, we entered into a senior secured revolving credit agreement (Credit Facility) with ING Capital LLC, as administrative agent and lender. The Credit Facility had an initial commitment of $80 million with an accordion feature that allows for an increase in total commitments to $160 million. The Credit Facility was amended on August 11, 2015 to increase the accordion feature to allow for a future increase of the total commitments up to $250,000,000, subject to satisfaction of certain conditions at the time of any such future increase. As amended, the Credit Facility has a maturity date of August 11, 2020 and bears interest, at our election, at a rate per annum equal to (i) 2.25% plus the highest of a prime rate, the Federal Funds rate plus 0.5%, three month LIBOR plus 1%, and zero or (ii) 3.25% plus the one, three or six month LIBOR rate, as applicable. At such time as we and certain of our subsidiaries reach a combined net worth of $230 million, the interest rate per annum will be reduced to (i) 2.00% plus the highest of a prime rate, the Federal Funds rate plus 0.5%, three month LIBOR plus 1%, and zero or (ii) 3.00% plus the one, three or six month LIBOR rate, as applicable. The Credit Facility is secured by a first priority security interest in all of our portfolio investments, the equity interests in certain of our direct and indirect subsidiaries and substantially all of our other assets. We are also subject to customary covenants and events of default typical of a facility of this type. As of June 30, 2015, total commitments under the Credit Facility were $38.1 million.

Business Strategy

Our investment objective is to generate both current income and capital appreciation primarily by making direct investments in lower middle-market companies in the form of senior debt, unitranche, second lien, subordinated debt and, to a lesser extent, senior debt and minority equity investments. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by any rating agency. If such investments were rated, we believe that they would likely receive a rating below-investment grade, which is often referred to as ‘‘high-yield’’ and ‘‘junk.’’ While our primary investment focus is to make loans to, and selected equity investments in, privately-held lower-middle-market companies, we may also make selective investments in larger or smaller companies. Our business strategy to achieve our investment objective consists of (1) identifying market opportunity; (2) distinguishing our competitive advantages; (3) evaluating investment opportunities and (4) sourcing, structuring and supervising investments.

S-5

Market Opportunity

We believe that the limited amount of capital available to lower middle-market companies, coupled with the desire of these companies for flexible and partnership-oriented sources of capital, creates an attractive investment environment for us. We believe the following factors will continue to provide us with opportunities to grow and deliver attractive returns to our stockholders.

The Lower Middle-market Represents a Large, Underserved Market. We believe that lower middle-market companies, most of which are privately held, are relatively underserved by traditional capital providers such as commercial banks, finance companies, hedge funds and collateralized loan obligation funds. Further, we believe that companies of this size generally are less leveraged relative to their enterprise value, as compared to larger companies with a greater range of financing options.

Reduced Availability of Capital for Lower Middle-market Companies Presents Opportunity for Attractive Risk-adjusted Returns. Beginning with the credit crisis that began in 2007, we believe that the subsequent exit of traditional capital providers from lower middle-market lending created a less competitive market and an increased opportunity for alternative funding sources like us to generate attractive risk-adjusted returns. The remaining lenders and investors in the current environment require lower levels of senior and total leverage, increased equity commitments and more comprehensive covenant packages than were customary prior to the credit crisis. We believe that our ability to offer flexible financing solutions positions us to take advantage of this dislocation.

Regulatory Changes have Decreased Competition among Lower Middle-market Lenders. We believe recent regulatory changes, including the adoption of the Dodd-Frank Act and the introduction of new international capital and liquidity requirements under the Basel III Accords have caused banking institutions to curtail their lending to lower middle-market companies. As a result, we believe that less competition will facilitate higher quality deal flow and allow for greater selectivity for us throughout the investment process.

Large Pools of Uninvested Private Equity Capital should Drive Future Transaction Velocity. We expect that private equity firms will remain active investors in lower middle-market companies. Private equity funds generally seek to leverage their investments by combining their equity capital with senior secured loans and/or mezzanine debt provided by other sources, and we believe that our investment strategy positions us well to partner with such private equity investors, although there can be no assurance that we will be successful in this regard. Although our interests may not always be aligned with the private equity sponsors of our portfolio companies given their positions as the equity holders and our position as the debt holder in our portfolio companies, we believe that private equity sponsors will provide significant benefits including incremental due diligence, additional monitoring capabilities and a potential source of capital and operational expertise for our portfolio companies.

Growth Companies Typically Pursue Mezzanine Debt as an Efficient Cost of Capital. Mezzanine debt can be an effective source of capital for companies experiencing rapid growth. We typically focus on companies that can achieve a revenue growth rate of at least two to three times the rate of GDP growth. It is not uncommon for Growth Companies to grow faster than their bank can provide debt to support that growth. Growth Companies therefore have two primary capital market options to fund that growth: (i) raise private equity from individuals or institutions; or (ii) raise mezzanine debt capital. We believe that mezzanine debt capital can be a more cost effective alternative for Growth Companies, and can be more competitive than raising private equity capital.

Competitive Advantages

Experienced Management Team. Members of our Adviser’s investment committee and other investment professionals of our Adviser collectively have more than 60 years of experience investing and lending across changing market cycles. These professionals have diverse backgrounds with prior experience in investment and management positions at investment banks, small business investment companies, which we refer to as SBICs, commercial banks and privately held companies. The investment professionals of our Adviser have invested more than $500 million in debt and equity securities of primarily lower middle-market companies. We believe this experience provides our Adviser with an in-depth understanding of the strategic, financial and operational challenges and opportunities of lower middle-market companies. Further, we believe this positions our Adviser to effectively identify, assess, structure and monitor our investments.

Strong Transaction Sourcing Network. Our Adviser’s investment professionals possess an extensive network of long-standing relationships with private equity firms, middle-market senior lenders, junior-capital partners, SBICs, financial intermediaries, law firms, accountants and management teams of privately owned businesses. We believe that the combination of these relationships and our reputation as a reliable, responsive and value-added financing partner will generate a steady stream of new investment opportunities and proprietary deal flow.

S-6

Access to the BNY Wealth Management Platform. BNY Mellon maintains a substantial Wealth Management business that provides investment advisory and other services to high net worth individuals, families and family offices. BNY Mellon’s Wealth Management group interacts regularly with privately owned businesses and the family owners thereof. The Alcentra Mezzanine team maintains an active calling program on these offices as a source of deal flow and deal referrals. We utilize our access to the BNY Wealth Management platform as an important component of our network of relationships in sourcing investment opportunities.

Flexible Financing Solutions. We offer a variety of financing structures and have the flexibility to structure our investments to meet the custom needs of our portfolio companies, including among investment types and investment terms. Typically we invest in subordinated debt, coupled with an equity or equity-like component to increase the total investment return profile. We believe our ability to offer a variety of financing arrangements makes us an attractive partner to lower middle-market companies and enables our Adviser to identify attractive investment opportunities throughout economic cycles and across a company’s capital structure.

Rigorous Underwriting Policies and Active Portfolio Management. Our Adviser has implemented rigorous underwriting policies that are followed in each transaction. These policies include an extensive review and credit analysis of portfolio companies, historical and projected financial performance as well as an assessment of the portfolio company’s business model and forecasts which are designed to assess investment prospects via a thorough analysis of each potential portfolio company’s competitive position, financial performance, management team operating discipline, growth potential and industry attractiveness. In addition, we structure our debt investments with protective financial covenants, designed to proactively address changes in a portfolio company’s financial performance. Covenants are negotiated before an investment is completed and are based on the projected financial performance of the portfolio company. These processes are designed to, among other things, provide us with an assessment of the ability of the portfolio company to repay its debt at maturity. After investing in a portfolio company, we monitor the investment closely, receiving financial statements on at least a quarterly basis as well as annual audited financial statements. We analyze and discuss in detail the portfolio company’s financial performance with management in addition to attending regular board meetings. We believe that our initial and ongoing portfolio review process allows us to identify and maintain superior risk adjusted return opportunities in our target portfolio companies.

Minimize Portfolio Concentration. While we focus our investments in lower middle-market companies, we seek to diversify our portfolio across various industries, geographic sectors and private equity or other sponsors. We actively monitor our investment portfolio to ensure we are not overly concentrated across industries, geographic sectors or financial sponsors. By monitoring our investment portfolio in this manner we seek to reduce the effects of economic downturns associated with any particular industry sector or geographic region.

Access to the Alcentra Group Platform. We seek to leverage the depth and breadth of resources of the Alcentra Group platform across all aspects of its operations, benefiting from the Alcentra Group’s investment professionals, who in addition to their credit expertise, possess industry expertise. As of December 31, 2014, the Alcentra Group employs more than 27 senior analysts that closely follow a variety of industries, including healthcare, defense and business services. This unique access to in-house expertise will also be utilized in the ongoing monitoring of our investments.

Investment Guidelines for Evaluating Investment Opportunities

We believe that investing in debt of privately held companies provides several potential benefits, including:

• current income;

• priority in capital structure

• covenants and portfolio monitoring; and

• predictable exits.

We use the following guidelines in evaluating investment opportunities and constructing our portfolio. However, not all of these guidelines have been, or will be, met in connection with each of our investments.

Current Income. Senior term loans and mezzanine securities contractually provide either a fixed or variable coupon payable on a monthly or quarterly basis. We will seek to invest in debt securities that generate interest rate coupons of between 8 − 10% on our senior term loan investments, and total coupons of between 12 − 15% on our mezzanine investments, comprised of 10 − 12% paid in cash plus 2 − 3%paid in PIK interest.

S-7

Priority in Capital Structure. In liquidation, debt holders typically are repaid first, with the remaining capital distributed to the equity holders. The structural priority of debt investing is a key component of our investment strategy to preserve capital.

Covenant and Portfolio Monitoring. We debt investments with financial covenants, which are used to proactively address changes in a company’s financial performance. Typical financial covenant tests include minimum EBITDA, total debt/EBITDA and fixed charge coverage. Covenants are negotiated before an investment is completed and are set based on the projected financial performance of the portfolio company. As the portfolio company reports monthly, quarterly or annual results, covenants are tested for compliance. If a portfolio company breaches a covenant, debt holders have several options available including waiving the covenant default, demanding repayment in full or modifying the terms of the debt in exchange for a fee or enhanced economic features, amongst others.

Predictable Exit. We execute each investment with a particular exit strategy determined by a variety of factors, including the portfolio company’s financial position, anticipated growth dynamics and the existing mergers & acquisitions environment. Mezzanine investments are typically structured with a bullet maturity, which is typically one year greater than the maturity on the senior debt facility. With either security, the investment will have a finite life, whereby the portfolio company is contractually required to repay the loan. Repayment typically occurs in the event of a refinancing, recapitalization or sale/merger of the company.

Operating and Regulatory Structure

Our investment activities are managed by our Adviser and supervised by our board of directors, a majority of whom are independent of our Adviser and its affiliates. Our Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, which we refer to as the Advisers Act. Under the Investment Advisory Agreement, we have agreed to pay Alcentra NY an annual base management fee based on our gross assets as well as an incentive fee based on our performance. See ‘‘Management Agreements — Management Fee’’ and ‘‘Incentive Fee.’’ Our Adviser also provides us with certain administrative and other services necessary for us to operate pursuant to the Investment Advisory Agreement. See ‘‘Management Agreements.’’

As a BDC, we are required to comply with certain regulatory requirements. The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs. BDCs are required, for example, to invest at least 70% of their total assets primarily in securities of U.S. private or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt instruments that mature in one year or less from the date of investment. Moreover, qualification for taxation as a RIC requires satisfaction of certain source-of-income, asset diversification and distribution requirements. The 1940 Act also contains prohibitions and  restrictions relating to transactions between BDCs and their affiliates (including any investment advisers), principal underwriters and affiliates of those affiliates or underwriters. However, we may seek to co-invest on a concurrent basis with funds or entities managed by our Adviser, BNY Mellon or their affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. Certain types of co-investment transactions would only be permitted pursuant to an exemptive order from the SEC. Any such order will be subject to certain terms and conditions. Further there is no assurance that this application for exemptive relief will be granted by the SEC. See ‘‘Regulation.’’

Also, while we may borrow funds to make investments, our ability to use debt is limited in certain significant aspects. In particular, BDCs must have at least 200% asset coverage calculated in accordance with the 1940 Act in order to incur debt or issue preferred stock (which we refer to collectively as ‘‘senior securities’’). As a result, we are required to finance our investments with at least as much equity as senior securities in the aggregate.

In addition, we intend to elect for U.S. federal income tax purposes to be treated as, and to qualify annually as, a RIC under the Code. As a consequence of our proposed RIC status, as well as our status as a BDC, our asset growth is dependent on our ability to raise equity capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to preserve their status as a RIC and avoid corporate-level U.S. federal income tax. This requirement, in turn, generally prevents us from using earnings to support our operations, including making new investments. See ‘‘Certain U.S. Federal Income Tax

Considerations.’’

Recent Developments

[include any recent development]

S-8

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company, as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, for so long as we qualify as an emerging growth company.

In addition, Section 7(a)(2)(B) of the Securities Act and Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as amended by Section 102(b) of the JOBS Act provide that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, we are choosing to ‘‘opt out’’ of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an emerging growth company until the earlier of (a) up to five years measured from the IPO, (b) the last day of the first fiscal year in which our annual gross revenues are $1 billion or more, (c) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Summary Risk Factors

An investment in our Securities is subject to risks. The following is a summary of the principal risks that you should carefully consider before investing in our Securities. In addition, see ‘‘Risk Factors’’ and the other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Securities.

• Both we and our Adviser have a limited history of operating and advising a BDC or a RIC,  and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

• We may not replicate the historical results achieved by other entities managed or advised by our Adviser.

• We are dependent upon key personnel of our Adviser and the Alcentra Group for our future success. If our Adviser or the Alcentra Group were to lose any of its key personnel, our ability to achieve our investment objective could be significantly harmed.

• Our business model depends to a significant extent upon our Adviser’s network of relationships with financial sponsors, service providers and other intermediaries. Any inability of our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

• Our financial condition, results of operations and cash flows will depend on our ability to manage our business effectively.

• There are significant potential conflicts of interest that could negatively affect our investment returns, including the management of certain private investment funds by Alcentra NY and other investment advisers affiliated with the BNY Mellon Group.

• We are restricted in our ability to enter into transactions with entities deemed to be our affiliates, which may limit the scope of investments available to us.

• Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital and, as a RIC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

• If we are unable to meet the RIC asset diversification requirements, we may fail to qualify as a RIC.

• We finance our investments with borrowed money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

• Because we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

S-9

• A general increase in interest rates will likely have the effect of increasing our net investment income, which would make it easier for our Adviser to receive incentive fees.

• To the extent interest rates increase, this may negatively impact the operating performance of our portfolio companies due to increasing debt service obligations and, therefore, may affect our results of operations.

• Adverse developments in the credit markets may impair our ability to borrow money.

• Most of our portfolio investments are recorded at fair value as determined in good faith by our board of directors and quoted prices or observable inputs are not generally available to determine such values, resulting in the use of significant unobservable inputs in our quarterly valuation process.

• Defaults by our portfolio companies would harm our operating results.

• The inability of our portfolio companies to pay interest and principal when due may contribute to a reduction in the net asset value per share of our common stock, our ability to pay dividends and to service our contractual obligations, and may negatively impact the market price of our common stock and other securities that we may issue.

• Our activities may be limited as a result of being controlled by a bank holding company.

• Investors may lose all or part of their investment in us.

• The market price of our common stock may fluctuate significantly.

• Investing in our common stock may involve an above average degree of risk.

• Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

• Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.

• Shares of our common stock have traded at a discount from net asset value and may do so in the future.

• You may not receive dividends or our dividends may decline or may not grow over time.

• We will have broad discretion over the use of proceeds of any offering made pursuant to this prospectus, to the extent it is successful.

• Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering.

• If we issue preferred stock, the net asset value and market value of our common stock will likely become more volatile.

• Holders of any preferred stock we might issue would have the right to elect members of our board of directors and class voting rights on certain matters.

Significant Material Actual and Potential Conflicts of Interest

We have conflicts of interest arising out of the investment advisory activities of our Adviser and other operations of Alcentra Group and BNY Mellon. For example, we are an affiliate of BNY Mellon, which is a leading provider of financial services for institutions, corporations and high net worth individuals, providing asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. While we may benefit from BNY Mellon’s relationship and activities, situations will arise in which the interests of BNY Mellon and its affiliates will conflict with our interests and the interests of our stockholders. For example, we face potential conflicts of interest, including those relating to:

• advisory services, lending and loan syndication;

• conflicting investment interests;

S-10

• time commitment of professionals;

• transactions with BNY Mellon and its affiliates; and

• competing funds and allocation policies.

In addition, as a result of restrictions imposed on bank holding companies and entities managed by bank holding companies (including us), our Adviser may be required or may decide to structure an investment in a manner that would be less favorable to us than structures available to a non-regulated entity. See ‘‘Related Party Transactions and Certain Relationships’’ and ‘‘Risk Factors — Risks Relating to our Business and Structure — There are significant potential conflicts of interest that could negatively affect our operations and investment returns.’’

Corporate Information

Our principal executive offices are located at 200 Park Avenue, 7th Floor, New York, New York 10166, and our telephone number is (212) 922-8240. We maintain a website located at www.alcentracapital.com. Information on our website is not incorporated into or a part of this prospectus.

S-11

THE RIGHTS OFFERING

The Offer

We are issuing to shareholders of record, or record date shareholders, on        , 20    , or the record date, [transferable/non-transferable] right(s) for each share of our common stock held on the record date. Each holder of the rights, or rights holder, is entitled to subscribe for      share(s) of our common stock for every rights held [ , which we refer to as the primary subscription right]. We will not issue fractional shares of our common stock upon the exercise of rights; accordingly, rights may be exercised only in multiples of      .

[The rights are transferable and will be listed for trading on      under the symbol “    ” during the course of this offer. See “The Offer.”]

Subscription Price

The subscription price per share will be [describe means of computing subscription price]. [Because the subscription price will be determined on the expiration date, rights holders who decide to acquire shares pursuant to the primary subscription right or pursuant to the over-subscription privilege will not know the actual purchase price of those shares when they make that decision.] See “The Offer—Subscription Price.”

[Over-Subscription Privilege

Record date shareholders who fully exercise all rights issued to them (other than those rights which cannot be exercised because they represent the right to acquire less than      share(s)) are entitled to subscribe for additional shares of our common stock which were not subscribed for by other shareholders, which we refer to as the remaining shares. If sufficient remaining shares of our common stock are available, all record date shareholders’ over-subscription requests will be honored in full. In addition, any non-record date shareholder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date shareholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro-rata allocations. See “The Offer—Over-Subscription Privilege.”]

Purpose of the Offer

[Our Board of Directors has determined that it would be in our best interest and the best interest of our shareholders to increase the capital available for making additional investments, as well as to pay operating expenses, temporarily repay debt and generally enhance our liquidity. We believe that we must have sufficient liquidity available to remain a credible source of capital. This offering will increase the capital available for us to make additional investments.] This offering gives existing shareholders the right to purchase additional shares at a price that is expected to be below market without incurring any commission or charge, while providing us access to additional capital resources. In connection with the approval of this rights offering, our board of directors considered, among other things, the following factors:

•	the subscription price relative to the market price and to our net asset value per share, including the likelihood that the subscription price will be below our net asset value per share;
•	the increased capital to be available upon completion of this rights offering for us to make additional investments consistent with our investment objective;
•	the dilution to be experienced by non-exercising shareholders;
•	the dilutive effect the offering will have on the dividends per share we distribute subsequent to completion of the offering;
•	[the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer manager;]
•	the size of the offering in relation to the number of shares outstanding;
•	[the fact that the rights will be listed on during the subscription period;]
•	the market price of our common stock, both before and after the announcement of the rights offering;
•	the general condition of the securities markets; and
•	any impact on operating expenses associated with an increase in capital, including an increase in fees payable to the Investment Adviser.

There can be no assurance of the amount of dilution that a shareholder will experience or that the rights offering will be successful.

S-12

[The purpose of setting the determination of the subscription price upon the expiration of the offer is to attract the maximum participation of shareholders in the offer, with minimum dilution to non-participating shareholders.]

[The transferable rights will allow non-participating shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

We cannot assure you that this offering will be successful, or that by increasing the amount of our available capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to the Investment Adviser is based upon the average value of our gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

[In determining that this offer is in our best interest and in the best interests of our shareholders, we have retained , the dealer manager for this offer, to provide us with financial advisory, marketing and soliciting services relating to this offer, including advice with respect to the structure, timing and terms of the offer. In this regard, our board of directors considered, among other things, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offer is not fully subscribed and the experience of the dealer manager in conducting rights offerings.]

[Although we have no present intention to do so, we may, in the future and in our discretion, choose to make additional rights offerings from time to time for a number of shares and on terms which may or may not be similar to this offer, provided that our Board of Directors must determine that each subsequent rights offering is in the best interest of our shareholders. Any such future rights offering will be made in accordance with the 1940 Act.]

[Sale of Rights]

The rights are evidenced by a subscription certificate and are transferable until , (or if the offer is extended, until the extended expiration date). The rights will be listed for trading on      under the symbol “    ”. We and the dealer manager will use our best efforts to ensure that an adequate trading market for the rights will exist. However, no assurance can be given that a market for the rights will develop. Trading in the rights on      may be conducted until close of trading on          , (or, if the offer is extended, until the extended expiration date). See “The Offer—Sale of Rights.”]

Use of Proceeds

We plan to use the net proceeds from this offering for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus and for general working capital purposes. We will also pay operating expenses, including advisory and administrative fees and expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds from this offering. We are continuously identifying, reviewing and, to the extent consistent with its investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. See “Use of Proceeds.”

Amendments and Termination

We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment. In addition, we may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby, if the subscription price is less than [ ]% of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC. If this rights offering is terminated, all rights will expire without value and the subscription agent will return as soon as practicable all exercise payments, without interest. [No amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

Dilutive Effects

Any shareholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their basic subscription rights. Further, because the net proceeds per share from the offering may be lower than our net asset value per share, the offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial.

S-13

How to Obtain Subscription Information

•	Contact your broker-dealer, trust company, bank or other nominee where your rights are held, or

•	Contact the information agent, , at . Broker-dealers and nominees may call ..

How to Subscribe

•	Deliver a completed subscription certificate and payment to the subscription agent by the expiration date of the rights offering, or

•	If your shares are held in an account with your broker-dealer, trust company, bank or other nominee, which qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date of the rights offering.

Subscription Agent

     will act as the subscription agent in connection with this offer.

Information Agent

     will act as the information agent in connection with this offer. You may contact toll-free with questions at . Broker-dealers and nominees may call      .

[Distribution Arrangements

     will act as dealer manager for the offer. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer manager will provide financial advisory services and marketing assistance in connection with the offer and will solicit the exercise of rights and participation in the over-subscription privilege by our shareholders. The offer is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to % of the subscription price per share for shares issued pursuant to the exercise of rights, including pursuant to the over-subscription privilege. The dealer manager may reallow a portion of its fees to other broker-dealers that have assisted in soliciting the exercise of rights.]

Important Dates to Remember

Record Date
Subscription Period	(1)
Measurement Period for Subscription Price(2)	(1)
Expiration Date	(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares(3)	(1)
Deadline for Delivery of Notice of Guaranteed Delivery(3)	(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares pursuant to Notice of Guaranteed Delivery	(1)
Confirmations Mailed to Participants	(1)
Final Payment for Shares	(1)

(1)	Unless the offer is extended.
(2)	The subscription price will be [describe means of computing subscription price].
(3)	Participating rights holders must, by the expiration date of the offer (unless the offer is extended), either (a) deliver a subscription certificate and payment for shares or (b) cause to be delivered on their behalf a notice of guaranteed delivery.

S-14

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement contains a reference to fees or expenses paid by ‘‘us,’’ ‘‘the Company’’ or ‘‘Alcentra Capital,’’ or that ‘‘we’’ will pay fees or expenses, you will indirectly bear such fees or expenses as an investor in the Company.

Shareholder transaction expenses:
Sales load (as a percentage of offering price)		%(1)
Offering expenses (as a percentage of offering price)		%(2)
Dividend reinvestment plan expenses		%(3)
Total shareholder transaction expenses (as a percentage of offering price)		%
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fee payable under Investment Advisory Agreement		%(4)
Incentive fees payable under Investment Advisory Agreement		%(5)
Interest payments on borrowed funds		%(6)
Other expenses		%(7)(8)
Acquired fund fees and expenses	—	%(9)
Total annual expenses		%(10)

___________

(1)	In the event that the shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)	The offering expenses of this offering are estimated to be approximately $.
(3)	The expenses of the dividend reinvestment plan are included in ‘‘other expenses.’’ For additional information, see ‘‘Dividend Reinvestment Plan’’ in the accompanying prospectus.
(4)	Our base management fee, payable quarterly in arrears, is at an annual rate as follows: 1.75% of our gross assets (i.e., total assets held before deduction of any liabilities), including assets purchased with borrowed amounts or other forms of leverage and excluding cash and cash equivalents such as investments in U.S. Treasury Bills (even if such cash and cash equivalents were purchased using leverage), if our gross assets are below $625 million; 1.625% if our gross assets are between $625 million and $750 million; and 1.5% if our gross assets are greater than $750 million. These various management fee percentages (i.e., 1.75%, 1.625% and 1.5%) would apply to our entire gross assets in the event our gross assets exceed the various gross asset thresholds. For example, if our gross assets were $800 million, we would pay the Adviser a management fee of 1.5% on the entire $800 million of gross assets. The fact that our base management fee is payable based upon our gross assets may encourage Alcentra NY to use leverage to make additional investments. For purposes of this table, the SEC requires that the ‘‘Management fees’’ percentage be calculated as a percentage of net assets attributable to common stock, rather than total assets, including assets that have been funded with borrowed monies because common stockholders bear all of this cost. See ‘‘Investment Advisory Agreement.’’
(5)	For more detailed information about the incentive fee calculations, see the ‘‘Investment Advisory Agreement’’ section of this prospectus.
(6)	Assumes we maintain our level of outstanding borrowings for the ended . “Interest payments on borrowed funds” represents our expected interest expense for the next twelve months, as well as commitment, unused and other fees, plus underwriting discounts, fees and expenses, less premiums, associated with debt obligations which are amortized over the life of such obligations based on the average level of outstanding borrowings. We may also issue preferred stock, which may be considered a form of leverage. While we have no present intent to do so during the twelve months following the date of this prospectus, in the event we were to issue preferred stock, our borrowing costs, and correspondingly our total annual expense, including our base management fee as a percentage of our net assets, would increase. See ‘‘Senior Securities’’ in this prospectus.
(7)	Includes our overhead expenses, including payments under the Investment Advisory Agreement based on our allocable portion of overhead and other expenses incurred by our Adviser as well as a fixed annual fee, along with additional fees and expenses as incurred by State Street as administrator. See ‘‘Management Agreements.’’

S-15

(8)	Estimated.
(9)	Our shareholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act (“Acquired Funds”) in which we invest. We do not currently invest in underlying funds or other investment companies.
(10)	The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

Examples

The following examples demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. The expense amounts assume an annual base management fee 1.75% for each year. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown above, is not included in the example. If the 5% annual return was generated from only realized capital gains subject to the capital gains incentive fee under our investment advisory agreement, the projected dollar amount of total cumulative expenses over various periods with respect to the same hypothetical investment in our common stock would be as follows:

	1 year	3 years	5 years	10 years

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from only realized capital gains subject to the capital gains incentive fee

While the examples assume reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See ‘‘Dividend Reinvestment Plan’’ in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

These examples and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, an other expenses) may be greater or less than those shown.

S-16

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the effect of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with our Adviser;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a RIC and as a BDC; and

•	the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words.

We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements, and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law or SEC rule or regulation.

You should understand that, under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)B of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus or in any report that we file under the Exchange Act.

S-17

SUPPLEMENTARY RISK FACTORS

Investing in our common stock involves a number of significant risks. Before you invest in our common stock, you should be aware of various risks, including those described below and those set forth in the accompanying prospectus. You should carefully consider these risk factors, together with all of the other information included in this prospectus supplement and the accompanying prospectus, before you decide whether to make an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment. The risk factors described below, together with those set forth in the accompanying prospectus, are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

Your interest in Alcentra Capital Corporation may be diluted if you do not fully exercise your subscription rights in this offering.

Shareholders who do not fully exercise their rights should expect that they will, at the completion of the offer, own a smaller proportional interest in Alcentra Capital Corporation than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of the offer.

In addition, if the subscription price is less than our net asset value per share, then our shareholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offer. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of the rights offering or what proportion of the shares will be purchased as a result of the offer. Such dilution could be substantial.

[Insert risk factors applicable to the rights offering and any additional relevant risk factors not included in the base prospectus to the extent required to be disclosed by applicable law or regulation.]

S-18

CAPITALIZATION

The following table sets forth our capitalization as of               , 20    :

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of shares of our common stock in this offering at an assumed public offering price of $ per share (the last reported closing price of our common stock on , 20 ), after deducting the estimated underwriting discounts and commissions of approximately $ and estimated offering expenses of approximately $ payable by us.

You should read this table together with “Use of Proceeds” and financial statements and related notes thereto included elsewhere in this prospectus supplement and the accompanying prospectus.

As of , 20
	Actual	As Adjusted (unaudited)
(in thousands)
Assets:
Cash and cash equivalents	$	$
Investments
Other assets
Total assets	$	$

Liabilities:
Credit Facility	$	$
Alcentra Capital Internotes®	$	$
Notes
Other liabilities	$	$
Total liabilities	$	$
Net assets	$	$

Shareholders’ equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized, shares outstanding	$	$
Total stockholders’ equity	$	$
Total liabilities and stockholders’ equity	$	$

S-19

USE OF PROCEEDS

If shares of our common stock are sold at the estimated subscription price of $   , the net proceeds of the offer will be approximately $   , after deducting dealer manager fees of approximately $    and other expenses related to this offer payable by us estimated at approximately $   . There can be no assurance that all the rights will be exercised in full.

We intend to use the net proceeds from the sale of our securities for general corporate purposes, which include investing in debt and equity securities, repayment of any outstanding indebtedness, acquisitions and other general corporate purposes.

We anticipate that substantially all of the net proceeds from any offering of our securities will be used as described above within twelve months, but in no event longer than two years, depending on the availability of attractive opportunities and market conditions. However, there can be no assurance that we will be able to achieve this goal.

Pending such uses and investments, we will invest the remaining net proceeds primarily in cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. The management fee payable by us to our investment adviser will not be reduced while our assets are invested in such securities. Our ability to achieve our investment objective may be limited to the extent that the net proceeds of any offering, pending full investment, are held in lower yielding short-term instruments.

S-20

DILUTION

As of , , our net assets were $    million, or approximately $    per share. After giving effect to the sale of shares of our common stock in this offering, assuming all rights are exercised at the estimated subscription price of $    per share, and our receipt of the estimated net proceeds from that sale, our pro forma net asset value would have been approximately $    million, or approximately $    per share, representing an immediate dilution of approximately $    per share to our existing shareholders.

The following table illustrates the dilutive effects of this offering on a per share basis, assuming all rights are exercised at the estimated subscription price of $ per share:

	As of ,
	Actual		As Adjusted
Net asset value per common share	$		$

	Months Ended ,
	Actual		As Adjusted
Net increase in net assets resulting from net investment income per common share		$(1)		$(2)
Net decrease in net assets resulting from operations per common share		$(1)		$(2)
Distributions per common share	$			$(3)

(1)	Basic and diluted, weighted average number of shares outstanding is .
(2)	Assumes that on , , the beginning of the indicated period, (a) all rights were exercised at the estimated subscription price of $ per share and (b) shares of our common stock were issued upon exercise of such rights.
(3)	Assumes actual cash distributions divided by adjusted shares, including shares issued upon exercise of rights.

S-21

THE OFFER

Purpose of the Offer

Our Board of Directors has determined that it would be in our best interest and the best interest of our shareholders to increase the capital available for making additional investments, as well as to pay operating expenses and generally enhance our liquidity. We believe that we must have sufficient liquidity available to remain a credible source of capital. The offering will increase the capital available for us to make additional investments. The current offering gives existing shareholders the right to purchase additional shares at a price that is expected to be below market without incurring any commission or charge, while providing us access to such additional capital resources. In connection with the approval of this rights offering, our Board of Directors considered, among other things, the following factors:

•	the subscription price relative to the market price and to our net asset value per share, including the likelihood that the subscription price will be below our net asset value per share;
•	the increased capital to be available upon completion of the rights offering for us to make additional investments consistent with our investment objective;
•	the dilution to be experienced by non-exercising shareholders;
•	the dilutive effect the offering will have on the dividends per share we distribute subsequent to completion of the offering;
•	[the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer manager;]
•	the size of the offering in relation to the number of shares outstanding;
•	[the fact that the rights will be listed on during the subscription period;]
•	the market price of our common stock, both before and after the announcement of the rights offering;
•	the general condition of the securities markets; and
•	any impact on operating expenses associated with an increase in capital, including an increase in fees payable to the Investment Adviser.

There can be no assurance of the amount of dilution that a shareholder will experience or that the rights offering will be successful.

The purpose of setting the determination of the subscription price upon the expiration of the offer is to attract the maximum participation of shareholders in the offer, with minimum dilution to non-participating shareholders.

[The transferable rights will allow non-participating shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

We cannot assure you that the current offering will be successful, or that by increasing the size of our available equity capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to the Investment Adviser is based upon the average value of our gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

[In determining that this offer was in our best interest and in the best interests of our shareholders, we have retained         , the dealer manager for this offering, to provide us with financial advisory, marketing and soliciting services relating to this offer, including advice with respect to the structure, timing and terms of the offer. In this regard, our Board of Directors considered, among other things, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offer is not fully subscribed and the experience of the dealer manager in conducting rights offerings.]

[Although we have no present intention to do so, we may, in the future and in our discretion, choose to make additional rights offerings from time to time for a number of shares and on terms which may or may not be similar to this offer, provided that our board of directors must determine that each subsequent rights offering is in the best interest of our shareholders. Any such future rights offering will be made in accordance with the 1940 Act.]

Terms of the Offer

We are issuing to record date shareholders [transferable/non-transferable] rights to subscribe for up to approximately shares. Each record date shareholder is being issued       [transferable/non-transferable] right(s) for each whole share owned on the record date. The rights entitle each holder, or rights holder, to acquire at the subscription price      share(s) for every rights held , which we refer to as the primary subscription right. Rights may be exercised at any time during the subscription period, which commences on , , the record date, and ends at     p.m., New York City time, on , 20   , the expiration date, unless extended by us.

S-22

The rights are [transferable and will be listed for trading on       under the symbol “ ” during the course of the offer/non-transferable]. The shares of our common stock issued pursuant to an exercise of rights will be listed on the NASDAQ Global Select Market under the symbol “ABDC.” The rights will be evidenced by subscription certificates which will be mailed to shareholders, except as discussed below under “—Foreign Shareholders.”

We will not issue fractional shares upon the exercise of rights; accordingly, rights may be exercised only in multiples of    .

The rights are [transferable/non-transferable]. [Rights holders who are not record date shareholders may purchase shares as described above, which we refer to as the primary subscription, and may be entitled to subscribe for shares pursuant to the over-subscription privilege (as described below).]

[Shares for which there is no subscription during the primary subscription will be offered, by means of the over-subscription privilege, first to record date shareholders who fully exercise the rights issued to them pursuant to this offering (other than those rights that cannot be exercised because they represent in the aggregate the right to acquire less than      share(s)) and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the exercise of their rights. In addition, any non-record date rights holder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date shareholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro-rata allocations. See “—Over-Subscription Privilege” below.]

For purposes of determining the number of shares a record date shareholder may acquire pursuant to the offer, broker-dealers, trust companies, banks or others whose shares are held of record by          or by any other depository or nominee will be deemed to be the holders of the rights that are issued to     or the other depository or nominee on their behalf.

There is no minimum number of rights which must be exercised in order for the offer to close.

[Over-Subscription Privilege

Shares not subscribed for by rights holders, which we refer to as remaining shares, will be offered, by means of the over-subscription privilege, first to record date shareholders who have fully exercised the rights issued to them and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the basic subscription. Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares they are willing to acquire pursuant to the over-subscription privilege. If there are sufficient remaining shares, all record date shareholders’ over-subscription requests will be honored in full. If record date shareholder requests for shares pursuant to the over-subscription privilege exceed the remaining shares available, the available remaining shares will be allocated pro-rata among record date shareholders who over-subscribe based on the number of shares held on the record date. The percentage of remaining shares each over-subscribing shareholder may acquire will be rounded down to result in delivery of whole shares. The allocation process may involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the remaining shares is as follows:

Shareholder’s Record Date Position	×	Remaining Shares
Total Record Date Position of All Over-Subscribers

Any rights holder, other than a record date shareholder, who exercises rights is entitled to subscribe for remaining shares that are not otherwise over-subscribed for by record date shareholders. These non-record date rights holders should indicate in the subscription certificate submitted with respect to the exercise of any rights how many shares they are willing to acquire pursuant to the over-subscription privilege. We cannot assure non-record date rights holders that they will receive shares pursuant to the over-subscription privilege.

If sufficient remaining shares are available after the over-subscription privileges for the record date shareholders have been allotted, then all over-subscriptions by non-record date rights holders will be honored in full. If the remaining shares are insufficient to permit such allocation, the remaining shares will be allocated pro-rata among the non-record date rights holders who wish to exercise their over-subscription privilege, based on the number of rights held by such rights holders on the expiration date. However, if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only such number of shares pursuant to the over-subscription privilege as such holder subscribed for. The formula to be used in allocating the shares available to non-record date rights holders exercising their over-subscription privilege is as follows:

S-23

Non-Record Date Rights Holder’s Rights
Ownership as of the Expiration Date
Total Rights Ownership as of the Expiration Date of Non-Record	×
Date Rights Holders Exercising Their Over- Subscription Privilege		Shares Available for Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege

Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the primary subscription and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s primary subscription was exercised in full. We will not offer or sell in connection with this offer any shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.]

Subscription Price

The subscription price for the shares to be issued pursuant to the offer will be [describe means of computing subscription price]. [Since the expiration date will be , (unless we extend the subscription period), rights holders will not know the subscription price at the time of exercise and will be required initially to pay for both the shares subscribed for pursuant to the primary subscription right and, if eligible, any additional shares subscribed for pursuant to the over-subscription privilege at the estimated subscription price of $ per share.] See “—Payment for Shares” below. Rights holders who exercise their rights will have no right to rescind a purchase after receipt of their completed subscription certificates together with payment for shares by the subscription agent. We do not have the right to withdraw the rights or cancel this offer after the rights have been distributed.

Expiration of the Offer

The offer will expire at      p.m., New York City time, on , 20 , the expiration date, unless extended by us. The rights will expire on the expiration date of the rights offering and may not be exercised thereafter.

Our Board of Directors may determine to extend the subscription period, and thereby postpone the expiration date, to the extent our board of directors determines that doing so is in the best interest of our shareholders. For example, our Board of Directors may elect to extend the subscription period in the event there is substantial instability or volatility in the trading price of our common stock or the rights on       at or near the expiration date, or if any event occurs which causes trading to cease or be suspended on         or the financial markets generally. The foregoing are not the only circumstances under which this offer may be extended, and our Board of Directors is free to extend the subscription period at its discretion, provided it determines that doing so is in the best interests of our shareholders.

Any extension of the offer will be followed as promptly as practicable by announcement thereof, and in no event later than        a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

Amendments and Waivers; Termination

We reserve the right to amend the terms and conditions of the offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment.

We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.

We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

S-24

We may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby if the subscription price is less than [ ]% of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. If the offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest, of all funds received from holders of rights. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate the offering and return your subscription payment. [In addition, no amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

Dilutive Effects

Any shareholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their basic subscription rights. Further, because the net proceeds per share from the offering may be lower than our net asset value per share, the offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial.

Shares of closed-end investment companies have in the past frequently traded at discounts to their net asset values. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below our net asset value.

[The transferable feature of the rights will afford non-participating shareholders the potential of receiving cash payment upon the sale of rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

Information Agent

will act as the information agent in connection with the offering. The information agent will receive for its services a fee estimated to be approximately $    plus reimbursement of all out-of-pocket expenses related to the offering.                   can be contacted at the below address:

Subscription Agent

will act as the subscription agent in connection with this offer. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $    , plus reimbursement for all out-of-pocket expenses related to the offer.

Completed subscription certificates must be sent together with full payment of the subscription price for all shares subscribed for in the primary subscription and pursuant to over-subscription privilege to the subscription agent by one of the methods described below. Alternatively, an Eligible Guarantor Institution may send notices of guaranteed delivery by facsimile to which must be received by the subscription agent at or prior to      p.m., New York City time, on the expiration date of the rights offering. Facsimiles should be confirmed by telephone at . We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to      p.m., New York City time, on the expiration date of the rights offering or by the close of business on the third business day after the expiration date of the rights offering following timely receipt of a notice of guaranteed delivery. See “—Payment for Shares” below. In this prospectus supplement, close of business means      p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:	Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the rights.

By First Class Mail Only (Not Overnight /Express Mail):

By Overnight Delivery:

S-25

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to the information agent at its telephone number and address listed below:

Shareholders may also contact their broker-dealers or nominees for information with respect to the offer.

[Sale of Rights

The Rights are Transferable

The rights will be listed for trading on       under the symbol “ “ subject to notice of issuance. We and the dealer manager will use our best efforts to ensure that an adequate trading market for the rights will exist, although no assurance can be given that a market for the rights will develop. Trading in the rights on       is expected to be conducted beginning on or about , , and continuing until , (or if the offer is extended, until the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee or other nominees for more information about trading of the rights.

Sales Through Subscription Agent and Dealer Manager

Shareholders who do not wish to exercise any or all of their rights may instruct the subscription agent to sell any rights they do not intend to exercise themselves through or to the dealer manager. Subscription certificates representing the rights to be sold through or to the dealer manager must be received by the subscription agent on or before , (or if the offer is extended, on or before two business days prior to the extended expiration date). Upon the timely receipt by the subscription agent of appropriate instructions to sell rights, the subscription agent will ask the dealer manager either to purchase or to use its best efforts to complete the sale and the subscription agent will remit the proceeds of the sale to the selling shareholders. If the rights can be sold, sales of such rights will be deemed to have been effected at the weighted-average price received by the dealer manager on the day such rights are sold. The sale price of any rights sold to the dealer manager will be based upon the then current market price for the rights. The dealer manager will also attempt to sell all rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the subscription agent as undeliverable as of the fourth business day prior to the expiration date of the rights offering. The subscription agent will hold the proceeds from those sales for the benefit of such non-claiming shareholders until such proceeds are either claimed or revert to the state pursuant to applicable state law. There can be no assurance that the dealer manager will purchase or be able to complete the sale of any such rights, and neither we nor the dealer manager has guaranteed any minimum sales price for the rights. If a shareholder does not utilize the services of the subscription agent and chooses to use another broker-dealer or other financial institution to sell rights, then the other broker-dealer or financial institution may charge a fee to sell the rights.

Other Transfers

The rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate (but not fractional rights) may be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred rights. In such event, a new subscription certificate evidencing the balance of the rights, if any, will be issued to the shareholder or, if the shareholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as written upon the face of the subscription certificate in every particular, without alteration or enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, subject to the standards and procedures adopted by us.

Shareholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the rights offering for (1) the transfer instructions to be received and processed by the subscription agent, (2) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights, and to the transferor with respect to retained rights, if any, and (3) the rights evidenced by such new subscription certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent nor the dealer manager shall have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise or sale prior to the expiration date (or if the offer is extended, on or before two business days prior to the extended expiration date) of the rights offering.

Except for the fees charged by the subscription agent [and dealer manager], which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and none of those commissions, fees or expenses will be paid by us, the subscription agent or the dealer manager.

S-26

We anticipate that the rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription privilege may be effected through, the facilities of the      (“    ”). Holders of      exercised rights may exercise the over-subscription privilege in respect of such      exercised rights by properly completing and duly executing and delivering to the subscription agent, at or prior to      p.m., New York City time, on the day prior to the expiration date of the rights offering, a nominee holder over-subscription certificate or a substantially similar form satisfactory to the subscription agent, together with payment of the subscription price for the number of shares for which the over-subscription privilege is to be exercised.]

Methods for Exercising Rights

Rights are evidenced by subscription certificates that, except as described below under “—Foreign Shareholders,” will be mailed to record date shareholders or, if a record date shareholder’s shares are held by      or any other depository or nominee on their behalf, to      or such depository or nominee. Rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the shares at the estimated subscription price by the expiration date of the rights offering. Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the third business day after the expiration date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the subscription agent prior to      p.m., New York City time, on or before the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “—Payment for Shares”) at the offices of the subscription agent at the address set forth above. Fractional shares will not be issued upon the exercise of rights.

[Exercise of the Over-Subscription Privilege

Record date shareholders who fully exercise all rights issued to them and rights holders other than record date shareholders, may both participate in the over-subscription privilege by indicating on their subscription certificate the number of shares they are willing to acquire. If sufficient remaining shares are available after the primary subscription, all over-subscriptions will be honored in full; otherwise remaining shares will be allocated first to record date shareholders and then (if any remaining shares are still available) to non-record date rights holders, and the number of remaining shares issued to some or all rights holders participating in the over-subscription privilege may be reduced as described under “—Over-Subscription Privilege” above. ]

Record Date Shareholders Whose Shares Are Held By a Nominee

Record date shareholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “—Payment for Shares” below.

Nominees

Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “—Payment for Shares” below.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Foreign Shareholders

Subscription certificates will not be mailed to foreign shareholders. Foreign shareholders will receive written notice of this offer. The subscription agent will hold the rights to which those subscription certificates relate for these shareholders’ accounts until instructions are received to exercise the rights, subject to applicable law. If no instructions have been received by the expiration date, such rights will expire.

S-27

Payment for Shares

Participating rights holders may choose between the following methods of payment:

(1)	A participating rights holder may send the subscription certificate together with payment for the shares acquired in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege to the subscription agent based on the estimated subscription price of $ per share [( % of $ , the last reported sale price of a share on on , )]. To be accepted, the payment, together with a properly completed and executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above, at or prior to p.m., New York City time, on the expiration date.

(2)	A participating rights holder may request an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery by facsimile or otherwise guaranteeing delivery of (a) payment of the full subscription price for the shares subscribed for in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege and (b) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the shares is received by the subscription agent at or prior to p.m., New York City time, on , (or, if the offer is extended, by the close of business on the third business day after the extended expiration date).

All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to     . The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to      p.m., New York City time, on the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

On a date within business days following the expiration date, the subscription agent will send to each participating rights holder (or, if rights are held by      or any other depository or nominee, to      or such other depository or nominee) a confirmation showing (1) the number of shares purchased pursuant to the primary subscription, (2) the number of shares, if any, acquired pursuant to the over-subscription privilege, (3) the per share and total purchase price for the shares, and (4) any additional amount payable to us by the participating rights holder or any excess to be refunded by us to the participating rights holder, in each case based on the subscription price as determined on the expiration date. Any additional payment required from a participating rights holder must be received by the subscription agent within ten business days after the confirmation date. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable. No interest will be paid on any amounts refunded.

Whichever of the two methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment. If a participating rights holder who subscribes for shares pursuant to the primary subscription or over-subscription privilege does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (1) reallocate the shares to other participating rights holders in accordance with the over-subscription privilege; (2) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the over-subscription privilege; and/or (3) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us, whose determinations will be final and binding. We in our sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

S-28

Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares by the subscription agent, except as provided below under “—Notice of Net Asset Value Decline.”

Notice of Net Asset Value Decline

We will suspend the offer until we amend this prospectus if, subsequent to the effective date of this prospectus, our net asset value declines more than       % from our net asset value as of that date. Accordingly, the expiration date would be extended and we would notify record date shareholders of the decline and permit participating rights holders to cancel their exercise of rights.

Delivery of Stock Certificates

Participants in our dividend reinvestment plan will have any shares that they acquire pursuant to the offer credited to their shareholder dividend reinvestment accounts in the plan. Shareholders whose shares are held of record by      or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of      or the other depository or nominee. With respect to all other shareholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to        days from the date of receipt of the payment.

Federal Income Tax Consequences of the Offer

For federal income tax purposes, neither the receipt nor the exercise of the rights by record date shareholders will result in taxable income to such shareholders, and no loss will be realized if the rights expire without exercise.

A record date shareholder’s basis in a right will be zero unless either (1) the fair market value of the right on the date of distribution is       % or more of the fair market value of the shares with respect to which the right was distributed or (2) the record date shareholder elects, in his or her federal income tax return for the taxable year in which the right is received, to allocate part of the basis of the shares to the right. If either of clauses (1) or (2) is applicable, then if the right is exercised, the record date shareholder will allocate his or her basis in the shares with respect to which the right was distributed between the shares and the right in proportion to the fair market values of each on the date of distribution.

The holding period of a right received by a record date shareholder includes the holding period of the shares with regard to which the right is issued. If the right is exercised, the holding period of the shares acquired begins on the date the right is exercised.

[If a right is sold, a gain or loss will be realized by the rights holder in an amount equal to the difference between the basis of the right sold and the amount realized on its disposition.]

A record date shareholder’s basis for determining gain or loss upon the sale of a share acquired upon the exercise of a right will be equal to the sum of the record date shareholder’s basis in the right, if any, and the subscription price per share. A record date shareholder’s gain or loss recognized upon a sale of a share acquired upon the exercise of a right will be capital gain or loss (assuming the share was held as a capital asset at the time of sale) and will be long-term capital gain or loss if the share is held for more than one year.

The foregoing is a general summary of the material U.S. federal income tax consequences of the offer under the provisions of the Code and Treasury regulations in effect as of the date of the prospectus that are generally applicable to record date shareholders who are U.S. persons within the meaning of the Code, and does not address any foreign, state or local tax consequences. The Code and Treasury regulations are subject to change or differing interpretations by legislative or administrative action, which may be retroactive. Participating rights holders should consult their tax advisors regarding specific questions as to foreign, federal, state or local taxes.

ERISA Considerations

Shareholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA (including corporate savings and 401(k) plans), Keogh or H.R. 10 plans of self-employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan.

S-29

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

[Distribution Arrangements

, which is a broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer manager for this offer. Under the terms and subject to the conditions contained in the dealer management agreement, the dealer manager will provide financial advisory and marketing services in connection with this offer and will solicit the exercise of rights and participation in the over-subscription privilege. This offer is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to    % of the aggregate subscription price for shares issued pursuant to this offer. In addition, we have agreed to reimburse the dealer manager an aggregate amount up to $ for its expenses incurred in connection with this offer.

The dealer manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees equal to    % of the subscription price per share for each share issued pursuant to the exercise of rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares held by each broker-dealer through      on the record date. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer manager.

We have agreed to indemnify the dealer manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance, or gross negligence of the dealer manager or reckless disregard by the dealer manager of its obligations and duties under the dealer manager agreement. We have also agreed not to directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any of our equity or equity related securities or securities convertible into such securities, other than the rights, the shares and the common stock issued in connection with the reinvestment of dividends or distributions, for a period of days from the date hereof without the prior consent of the dealer manager.

The principal business address of the dealer manager is                  .

Prior to the expiration of this offer, the dealer manager may independently offer for sale shares, including shares acquired through purchasing and exercising the rights, at prices it sets. The dealer manager may realize profits or losses independent of any fees described in this prospectus.

This offering is being conducted in compliance with Rule 5110 of the Conduct Rules of the Financial Industry Regulatory Authority.]

Additional Dealer Manager Compensation

The dealer manager and/or its affiliates have from time to time performed and may in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation. [Describe any specific transactions and compensation related thereto required to be disclosed by applicable law or regulation.]

Certain Effects of this Offer

the Investment Adviser will benefit from this offer because a portion of the investment advisory fee we pay to the Investment Adviser is based on our gross assets. See “Management—Investment Advisory Agreement” in the accompanying prospectus. It is not possible to state precisely the amount of additional compensation the Investment Adviser will receive as a result of this offer because it is not known how many shares will be subscribed for and because a substantial portion of the proceeds of the offer are expected to be used to repay outstanding indebtedness. However, assuming (1) all rights are exercised, (2) the average value of our gross assets, excluding proceeds from this offer, remains at approximately $ million, (3) the estimated subscription price is $ per share, and (4) all of the proceeds from the offer are invested in additional portfolio companies, and after giving effect to dealer manager fees and other expenses related to this offer, the Investment Adviser would receive additional annualized advisory fees of approximately $ , and the amount of the administrative fees received by the Administrator would not change. [     ] of our directors who voted to authorize this offer are interested persons of the Investment Adviser. The other directors who approved this offer are not affiliated with the Investment Adviser.

S-30

As a result of the terms of this offer, shareholders who do not fully exercise their rights will own, upon completion of this offer, a smaller proportional interest in us than they owned prior to the offer, including with respect to voting rights. [In addition, because the subscription price per share will likely be less than the net asset value per share, based on our current market price, the offer will likely result in an immediate dilution of net asset value per share for all of our shareholders. If the subscription price per share is substantially less than the current net asset value per share, such dilution could be substantial. Any such dilution will disproportionately affect non-exercising shareholders. If the subscription price is less than our net asset value per share, then all shareholders will experience a decrease in the net asset value per share held by them, irrespective of whether they exercise all or any portion of their rights. This offering will also cause dilution in the dividends per share we are able to distribute subsequent to completion of the offering. See “Dilution.”

S-31

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Sutherland Asbill & Brennan LLP, Washington, District of Columbia. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriters by             ,             ,             ..

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Include information regarding Alcentra Capital Corporation’s independent registered public accounting firm to the extent required to be disclosed by applicable law or regulation.]

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Notes offered by this prospectus. The registration statement contains additional information about us and the Notes being offered by this prospectus.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090.

We maintain a website at www.alcentracapital.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus, and you should not consider information on our website to be part of this prospectus. You may also obtain such information by contacting us in writing at 200 Park Avenue, 7th Floor, New York, New York 10166. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102.

S-32

$[             ]

Alcentra Capital Corporation

Subscription Rights

PRELIMINARY PROSPECTUS SUPPLEMENT

, 20

[Dealer Manager]